AMENDMENT NO. 1

                                       TO

                       AGREEMENT AND PLAN OF ORGANIZATION

         AMENDMENT NO. 1, dated as of October 15, 1997 (this "Amendment"), to the Agreement and Plan of Organization, dated as of May 9, 1997 (the "Agreement"), by and among COLLECTIBLES USA, INC., a Delaware corporation ("CEI"), ELWELL ACQUISITION CORP., a Delaware corporation ("Newco") ELWELL STORES, INC., a Florida corporation (the "Company") and the Stockholders named therein. Capitalized terms not otherwise defined herein have the respective meanings set forth in the Agreement.

         For good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

         1. Amendment to Section 1.3(iii) of the Agreement. Section 1.3(iii) of the Agreement is hereby amended by deleting the phrase "David L. Yankey" in the third line thereof and inserting in lieu thereof the phrase "W. Randolph Ellspermann".

         2. Amendment to Section 1.3(iv) to the Agreement. Section 1.3(iv) of the Agreement is hereby amended by deleting the phrase "David L. Yankey" in the third to fourth lines thereof and inserting in lieu thereof the phrase "W. Randolph Ellspermann", and by deleting the phrase "David L. Yankey" in the fourth to fifth lines thereof and inserting in lieu thereof the phrase "W. Randolph Ellspermann".

         3. Amendment to Section 12.1(ii) of the Agreement. Section 12.1(ii) of the Agreement is hereby amended by deleting the phrase "October 31, 1997" in the fourth line thereof and inserting in lieu thereof the phrase "November 30, 1997".

         4. Amendment to Section 8.5 of the Agreement. (a) Section 8.5 of the Agreement is hereby amended by deleting such section in its entirety and replacing it with the following:

                  8.5 REGISTRATION STATEMENT. The Registration Statement shall have been declared effective by the SEC and no stop order suspending the effectiveness of the Registration Statement shall be in effect and no proceeding therefor shall have been instituted or shall be pending or contemplated under the 1933 Act and the Underwriters shall have agreed to acquire on a firm commitment basis the CEI Stock being offered in the IPO, subject to the conditions set forth in the Underwriting Agreement, on terms such that the per share value of the shares of CEI Stock to be received by the STOCKHOLDERS as set forth on Annex III shall be a minimum of $9.00 per share, notwithstanding the Minimum Value stated on Annex III.

         (b) The parties hereto acknowledge and agree that as a result of the provisions of Section 4(a) of this Amendment No. 1, the Minimum Value stated on Annex III shall have no further force or effect.

         5. Amendment to Section 8.12 of the Agreement. Section 8.12 of the Agreement is hereby amended by deleting such section in its entirety and replacing it with the following:

                  8.12 RELEASE. The holders of CEI Stock shall have delivered to CEI an instrument dated the Closing Date, releasing CEI from any and all (i) claims of such holders against CEI and (ii) obligations of CEI to such holders, except for (x) items specifically identified on
         Schedule 8.12, (y) continuing obligations to such holders relating to their employment by CEI and (z) obligations arising under this Agreement or the transactions contemplated hereby.

         6. Effect on Agreement. The Agreement shall continue in full force and effect as amended by this Amendment. From and after the date hereof, all references to the Agreement shall be deemed to mean the Agreement as amended by this Amendment.

         7. Governing Law. This Amendment shall be construed in accordance with the laws of the State of New York without reference to its conflicts of law provisions.

         8. Counterparts. This Amendment may be executed simultaneously in two or more counterparts, each of which shall be an original, and all of which together constitute but one and the same instrument.


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


                  IN WITNESS WHEREOF, this Amendment has been duly executed and delivered by the duly authorized officer of each party hereto as of the date first above written.

                            COLLECTIBLES USA, INC.


                            By /s/ RONALD RAFALOFF
                              ----------------------------------
                              Name:  RONALD RAFALOFF
                              Title: CHAIRMAN

                            ELWELL ACQUISITION CORP.


                            By /s/ RONALD RAFALOFF
                              ----------------------------------
                              Name:  RONALD RAFALOFF
                              Title: CHAIRMAN

                            ELWELL STORES, INC.


                            By /s/ ROY C. ELWELL
                              ----------------------------------
                              Name:
                              Title: PRESIDENT

                            ROY AND KIM ELWELL, as tenants by the entirety:
                            /s/ ROY C. ELWELL          /s/ KIM A. ELWELL
                            ---------------------      -------------------------
                            Roy C. Elwell              Kim A. Elwell



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


                                 AMENDMENT NO. 2

                                       TO

                       AGREEMENT AND PLAN OF ORGANIZATION

         AMENDMENT NO. 2, dated as of November 28, 1997 (this "Amendment"), to the Agreement and Plan of Organization, dated as of May 9, 1997, as amended by that certain Amendment No. 1, dated as of October 15, 1997 (the "Agreement"), by and among COLLECTIBLES USA, INC., a Delaware corporation ("CEI"), ELWELL ACQUISITION CORP., a Delaware corporation ("Newco"), ELWELL STORES, INC., a Florida corporation (the "Company"), and the Stockholders named therein. Capitalized terms not otherwise defined herein have the respective meanings set forth in the Agreement.

         For good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

         1. Amendment to Annex III of the Agreement. Annex III of the Agreement is hereby amended by deleting such annex in its entirety and replacing it with Exhibit A attached hereto.

         2. Amendment to Section 12.1(ii) of the Agreement. Section 12.1(ii) of the Agreement is hereby amended by deleting the phrase "November 30, 1997" in the fourth line thereof and inserting in lieu thereof the phrase "July 31, 1998".

         3. Amendment to Section 8.5 of the Agreement. (a) Section 8.5 of the Agreement is hereby amended by deleting such section in its entirety and replacing it with the following:

                  8.5 REGISTRATION STATEMENT. The Registration Statement shall have been declared effective by the SEC and no stop order suspending the effectiveness of the Registration Statement shall be in effect and no proceeding therefor shall have been instituted or shall be pending or contemplated under the 1933 Act and the Underwriters shall have agreed to acquire on a firm commitment basis the CEI Stock being offered in the IPO, subject to the conditions set forth in the Underwriting Agreement, on terms such that the aggregate value of the cash and the number of shares of CEI Stock to be received by the STOCKHOLDER is not less than the Minimum Value set forth on Annex III.

         (b) The parties hereto acknowledge and agree that as a result of the provisions of Section 3(a) of this Amendment No. 2, the provisions of Section 4(b) of Amendment No. 1 shall have no further force or effect.

         4. Amendment to Section 1.5 to the Agreement. Section 1.5 of the Agreement is hereby amended by adding the following sentences to the end thereof:

                  Notwithstanding the foregoing, the amount of all debts and liabilities of the COMPANY assumed by the Surviving Corporation shall not exceed $900,000 including up to $30,000 of debts and liabilities owed by the COMPANY to the STOCKHOLDERS (the "STOCKHOLDER Loans"). Any debts and liabilities of the COMPANY in excess of such amount shall be assumed by and shall become the obligation of the STOCKHOLDERS. CEI shall be entitled to deduct from the amount of cash otherwise to be paid to the STOCKHOLDERS pursuant to
                  Section 2.1 at the Funding and Consummation Date the amount of such excess. To the extent that CEI does not so deduct any such amounts, the STOCKHOLDERS shall promptly pay such debts and liabilities as and to the extent requested by the Surviving Corporation from time to time. For purposes of this
                  Section 1.5, the dollar limitation on debts and liabilities to be assumed by the Surviving Corporation shall not apply to liabilities representing trade payables for goods and services incurred in the ordinary course of business, which shall be assumed by the Surviving Corporation. Notwithstanding the foregoing, and except as provided above, none of the debts and liabilities assumed by the Surviving Corporation shall include any debts or liabilities owed by the COMPANY to any of the STOCKHOLDERS, including, without limitation, any liabilities in respect of accrued compensation and benefits or interest. In addition, the Surviving Corporation shall forgive up to $70,000 of indebtedness owed by Roy Elwell to the COMPANY; provided, that the amount of the STOCKHOLDER Loans to be assumed by the Surviving Corporation shall be reduced by any indebtedness so forgiven.

         5. Amendment to Section 7.3 to the Agreement. Section 7.3 of the Agreement is hereby amended by deleting the word "or" from the end of clause (x) thereof and adding the following to the end of clause (xi) thereof:

                  ; or (xii) make any payment or distribution of any kind to any of its STOCKHOLDERS, including any payments in respect of salary or earnings of the COMPANY, other than (A) payments in respect of salaries not to exceed $7,083 per month in the aggregate to all such STOCKHOLDERS (pro rated for partial months) and (B) payments in such amount as may be required to enable the STOCKHOLDERS to pay all applicable federal, state and local income Taxes arising from the earnings of the COMPANY for the period from May 9, 1997 through the Funding and Consummation Date.




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




         6. Amendment to Section 1.3(iii) of the Agreement. Section 1.3(iii) of the Agreement is hereby amended by deleting the phrase "W. Randolph Ellspermann" in the third line thereof and inserting in lieu thereof the phrase "Ronald P. Rafaloff".

         7. Amendment to Section 1.3(iv) to the Agreement. Section 1.3(iv) of the Agreement is hereby amended by deleting the phrase "W. Randolph Ellspermann" in the third to fourth lines thereof, and inserting in lieu thereof the phrase "Ronald P. Rafaloff".

         8. Effect on Agreement. The Agreement shall continue in full force and effect as amended by this Amendment. From and after the date hereof, all references to the Agreement shall be deemed to mean the Agreement as amended by this Amendment.

         9. Governing Law. This Amendment shall be construed in accordance with the laws of the State of New York without reference to its conflicts of law provisions.

         10. Counterparts. This Amendment may be executed simultaneously in two or more counterparts, each of which shall be an original, and all of which together constitute but one and the same instrument.

                  IN WITNESS WHEREOF, this Amendment has been duly executed and delivered by the duly authorized officer of each party hereto as of the date first above written.

                            COLLECTIBLES USA, INC.


                            By /s/ RONALD RAFALOFF
                              --------------------------------------------------
                              Name:  RONALD RAFALOFF
                              Title: CHAIRMAN

                            ELWELL ACQUISITION CORP.


                            By /s/ RONALD RAFALOFF
                              --------------------------------------------------
                              Name:  RONALD RAFALOFF
                              Title: CHAIRMAN

                            ELWELL STORES, INC.


                            By /s/ ROY C. ELWELL
                              --------------------------------------------------
                              Name:  ROY C. ELWELL
                              Title: PRESIDENT


                            ROY AND KIM ELWELL, as tenants by the entirety:

                            /s/ ROY C. ELWELL             /s/ KIM A. ELWELL
                            ----------------------        ----------------------
                            Roy C. Elwell                 Kim A. Elwell




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